Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312 466 4613	John Peschier, 312 930 8491
William Parke, 312 930 3467	CME-E
news@cmegroup.com
http://cmegroup.mediaroom.com/

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Record First-Quarter Revenues and Earnings

CHICAGO, April 22, 2008 – CME Group Inc. (NYSE, NASDAQ: CME) today reported total revenues increased 88 percent to $625 million and net income increased 118 percent to $284 million for first-quarter 2008 compared with first-quarter 2007. Diluted earnings per share rose 42 percent to $5.25. These GAAP results reflect the operations of both Chicago Mercantile Exchange (CME) and Board of Trade of the City of Chicago (CBOT) and include: $8.8 million of CBOT merger-related operating expenses consisting of restructuring charges, integration and legal costs, and the acceleration of depreciation related to CBOT data centers; $8.4 million of transaction costs related to the definitive cross-equity agreement with the Brazilian Mercantile & Futures Exchange (BM&F); $3.8 million related to the acquisition of Credit Market Analysis Limited (CMA), which was closed during the first quarter; and an $8.4 million reduction to non-operating expenses associated with the guarantee for holders of the Chicago Board Options Exchange (CBOE) exercise right privilege (ERP). In addition, the GAAP and pro forma non-GAAP results include a tax benefit of $38.6 million due to a change in Illinois state tax treatment for apportionment of revenues sourced within the state. The GAAP results for 2007 reflect the operations of CME only.

Pro forma non-GAAP diluted earnings per share in the first quarter were $5.39, a 60 percent increase versus first-quarter 2007. Excluding the tax benefit mentioned above, pro forma diluted EPS would have been $4.67, a 39 percent increase versus first-quarter 2007. Pro forma results for first-quarter 2008 exclude the items listed above related to the CBOT merger, BM&F and CMA transactions, and the CBOE ERP guarantee. Pro forma non-GAAP revenues increased 25 percent to $625 million and net income increased 57 percent to $291 million for first-quarter 2008 compared with first-quarter 2007. The pro forma comparative results for 2007 reflect the operating results of both CME and CBOT as if they were combined. Pro forma measures do not replace and are not a substitute for GAAP financial results. They are provided to improve overall understanding of current financial performance and to provide a meaningful comparison with prior periods. A full reconciliation of these pro forma results is included in the attached tables.

“During what was a challenging environment for many financial services companies, CME Group achieved volume growth of 32 percent in the first quarter, reflecting strength from all product areas,” said CME Group Executive Chairman Terry Duffy. “This performance illustrates the benefits of the exchange model for managing risks in diverse global markets. We

All references to volume and rate per contract information in the text of this document exclude our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products, CME Group Auction Markets products, which were available to trade prior to July 2007, and Swapstream products.

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saw healthy trading activity from algorithmic oriented firms, hedge funds, and proprietary trading desks of investment banks, and from both members and non-member customers of CME Group. These users are attracted to the significant liquidity provided by all our product segments, coupled with the safety and soundness of our marketplace.”

“In addition to seeing strong first-quarter activity in our core business, we also laid the groundwork for future growth opportunities,” said CME Chief Executive Officer Craig Donohue. “We are on track to deliver the synergies projected from the CME/CBOT merger, which will enable us to operate more efficiently and effectively. We integrated e-CBOT interest rate, equity and agricultural products onto the CME Globex electronic platform, and implemented significant speed improvements that cut processing times in half. Further, as part of our global growth strategy, we completed our first-ever equity swap and strategic partnership with BM&F, the world’s fourth largest futures exchange, to enhance our long-term growth opportunities in Latin America, and signed a definitive agreement to purchase NYMEX to provide new trading opportunities for customers around the world.”

CME Group Inc. First-Quarter 2008 Results

Financial Highlights:

GAAP

($s in millions, except per share)	Q1 FY08	Q1 FY07	Y/Y
Revenues	$625	$332	88%
Expenses	$226	$132	72%
Operating Income	$399	$201	99%
Operating Margin %	63.8%	60.4%
Net Income	$284	$130	118%
Diluted EPS	$5.25	$3.69	42%

Pro Forma Non-GAAP

($s in millions, except per share)	Q1 FY08	Q1 FY07	Y/Y
Revenues	$625	$498	25%
Expenses	$214	$210	2%
Operating Income	$411	$288	43%
Operating Margin %	65.8%	57.9%
Net Income	$291	$185	57%
Diluted EPS	$5.39	$3.37	60%

NOTE: See the CME Group Inc. Reconciliation of Pro Forma Non-GAAP to GAAP Measures for detail related to the adjustments made to reach the pro forma results.

Pro Forma Non-GAAP First-Quarter 2008 Financial Results

First-quarter 2008 volume averaged a record 13.7 million contracts per day, up 32 percent versus the same period in 2007. This strong volume drove $525 million in clearing and transaction fee revenue, an increase of 28 percent from $410 million on a pro forma basis in first-quarter 2007, assuming CME and CBOT were combined during that time. The average rate per contract was $0.630 for the quarter, down 2 percent compared with the pro forma average rate per contract of $0.640 in first-quarter 2007.

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CME Group processing services revenue for the combined company increased 35 percent to $17 million for first-quarter 2008 from $13 million for first-quarter 2007. NYMEX volume on CME Globex has increased every quarter since the NYMEX products began trading on CME Globex in June 2006. Additionally, first-quarter 2008 quotation data fees were up 13 percent to $57 million.

First-quarter operating income on a pro forma basis was $411 million, an increase of 43 percent from $288 million for the year-ago period. The company’s operating margin was a record 66 percent compared with 58 percent for the same period last year. Operating margin is defined as operating income as a percentage of total revenues.

First-quarter 2008 pro forma non-operating income decreased 58 percent from first-quarter 2007 due primarily to lower interest rates earned on investment balances and the impact of a foreign currency hedge that the company instituted related to the BM&F transaction.

CME Group will hold a conference call to discuss first-quarter results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

CME Group (http://www.cmegroup.com/) is the world’s largest and most diverse derivatives exchange. Formed by the 2007 merger of Chicago Mercantile Exchange Holdings Inc. (CME) and CBOT Holdings, Inc. (CBOT), CME Group serves the risk management needs of customers around the globe. As an international marketplace, CME Group brings buyers and sellers together on the CME Globex electronic trading platform and on its trading floors. CME Group offers the widest range of benchmark products available across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, agricultural commodities, and alternative investment products such as weather and real estate. CME Group is traded on the New York Stock Exchange and NASDAQ under the symbol “CME”.

The Globe logo, CME, Chicago Mercantile Exchange, CME Group, Globex and E-mini, are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. TRAKRS and Total Return Asset Contracts are trademarks of Merrill Lynch & Co., Inc. These trademarks are used herein under license. All other trademarks are the property of their respective owners. Further information about CME Group and its products can be found at http://www.cmegroup.com/.

Statements in this news release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: our ability to obtain the required approvals and to satisfy the closing conditions for our proposed merger with NYMEX Holdings, Inc. and our ability to realize the benefits and control the costs of the proposed transaction; our ability to successfully integrate the businesses of CME Holdings and CBOT Holdings, including the fact that such integration may be more difficult, time consuming or costly than expected and revenues following the merger may be lower than expected; increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development and implementation of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to continue to generate revenues from our processing services; our ability to maintain existing customers and attract new ones; our ability to expand

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and offer our products in foreign jurisdictions; changes in domestic and foreign regulations; changes in government policy, including policies relating to common or directed clearing or as a result of a combination with the Securities and Exchange Commission and the Commodity Futures Trading Commission; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by decreased demand or the growth of electronic trading; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange and commodities markets; economic, political, geopolitical and market conditions; natural disasters and other catastrophes, our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax on futures and options on futures transactions; and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which is available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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08-69

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$1,066,356	$845,312
Collateral from securities lending	—	2,862,026
Marketable securities, including pledged securities	155,373	203,308
Accounts receivable, net of allowance	251,981	187,487
Other current assets	98,394	55,900
Cash performance bonds and security deposits	1,610,025	833,022

Total current assets	3,182,129	4,987,055
Property, net of accumulated depreciation and amortization	379,269	377,452
Intangible assets - trading products	7,987,000	7,987,000
Intangible assets - other, net of accumulated amortization	1,824,926	1,796,789
Goodwill	5,090,250	5,049,211
Other assets	774,329	108,690

Total Assets	$19,237,903	$20,306,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$51,804	$58,965
Payable under securities lending agreements	—	2,862,026
Short-term debt	164,952	164,435
Other current liabilities	358,447	157,615
Cash performance bonds and security deposits	1,610,025	833,022

Total current liabilities	2,185,228	4,076,063
Deferred tax liabilities	3,805,598	3,848,240
Other liabilities	70,247	76,257

Total Liabilities	6,061,073	8,000,560
Shareholders’ equity	13,176,830	12,305,637

Total Liabilities and Shareholders’ Equity	$19,237,903	$20,306,197

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2008	2007
Revenues
Clearing and transaction fees	$525,067	$258,241
Quotation data fees	56,765	25,016
Processing services	17,482	34,759
Access and communication fees	10,539	7,663
Other	15,257	6,652

Total Revenues	625,110	332,331

Expenses
Compensation and benefits	73,289	56,400
Communications	14,772	9,079
Technology support services	16,994	8,892
Professional fees and outside services	14,751	9,172
Amortization of purchased intangibles	16,210	306
Depreciation and amortization	34,315	19,683
Occupancy and building operations	16,733	8,827
Licensing and other fee agreements	13,490	7,035
Restructuring	1,780	—
Other	24,115	12,330

Total Expenses	226,449	131,724

Operating Income	398,661	200,607

Non-Operating Income and Expense
Investment income	9,177	17,305
Securities lending interest income	23,644	32,890
Securities lending interest expense	(18,219)	(32,425)
Interest expense	(2,104)	—
Guarantee of exercise right privileges	8,397	—
Equity in losses of unconsolidated subsidiaries	(3,929)	(3,020)
Other non-operating expense	(8,390)	—

Total Non-Operating	8,576	14,750

Income Before Income Taxes	407,237	215,357

Income tax provision	(123,689)	(85,329)

Net Income	$283,548	$130,028

Earnings per Common Share:
Basic	$5.28	$3.73
Diluted	$5.25	$3.69

Weighted Average Number of Common Shares:
Basic	53,751	34,851
Diluted	54,028	35,229

CME Group Inc. and Subsidiaries

Pro Forma Non-GAAP Consolidated Statements of Income

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2008	2007
Revenues
Clearing and transaction fees	$525,067	$409,894
Quotation data fees	56,765	50,098
Processing services	17,482	12,963
Access and communication fees	10,539	9,114
Other	15,257	16,203

Total Revenues	625,110	498,272

Expenses
Compensation and benefits	73,289	78,096
Communications	14,772	12,946
Technology support services	16,994	16,797
Professional fees and outside services	12,308	10,769
Amortization of purchased intangibles	16,210	17,125
Depreciation and amortization	30,315	31,143
Occupancy and building operations	16,733	14,020
Licensing and other fee agreements	13,490	10,403
Other	19,854	18,550

Total Expenses	213,965	209,849

Operating Income	411,145	288,423

Non-Operating Income and Expense
Investment income	9,177	23,682
Securities lending interest income	23,644	32,890
Securities lending interest expense	(18,219)	(32,425)
Interest expense	(2,104)	(215)
Equity in losses of unconsolidated subsidiaries	(3,929)	(3,439)

Total Non-Operating	8,569	20,493

Income Before Income Taxes	419,714	308,916

Income tax provision	(128,634)	(123,566)

Net Income	$291,080	$185,350

Earnings per Diluted Common Share	$5.39	$3.37

Weighted Average Number of Diluted Common Shares*	54,028	55,067

Note: Pro Forma Non-GAAP results exclude merger-related costs. The pro forma results for 2007 reflect both the operating results for CME and CBOT as if they were combined. See CME Group Inc. Reconciliation of GAAP to Pro Forma Non-GAAP Measures for detail on the adjustments made to reach the pro forma results.

*	Weighted average number of diluted common shares includes CBOT sharecount for the entire period reported.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Pro Forma Non-GAAP Measures

(in thousands)

	Quarter Ended March 31,
	2008	2007
GAAP Results
Revenues	$625,110	$332,331
Expenses	226,449	131,724

Operating income	398,661	200,607

Non-operating income and expense	8,576	14,750

Income before income taxes	407,237	215,357
Income tax provision	(123,689)	(85,329)

Net Income	$283,548	$130,028

Pro Forma Adjustments
Revenues:
CBOT pre-merger revenue	$—	$187,737
Common clearing service elimination (1)	—	(21,796)

Total Pro Forma Revenue Adjustment	—	165,941

Expenses:
CBOT pre-merger expense	—	98,219
Common clearing service elimination (1)	—	(21,796)
Amortization of intangibles (2)	—	16,357
Other (3)	(12,484)	(14,655)

Total Pro Forma Expense Adjustment	(12,484)	78,125

Adjustment to operating income	12,484	87,816

Non-operating income and expense:
CBOT pre-merger non-operating income	—	5,743
ERP guarantee (4)	(8,397)	—
BM&F (5)	8,390	—

Total Pro Forma Non-Operating Income and Expense Adjustment	(7)	5,743

Adjustment to income before income taxes	12,477	93,559
Adjustment to income tax provision	(4,945)	(38,237)

Adjustment to net income	$7,532	$55,322

Pro Forma Non-GAAP Results
Revenues	$625,110	$498,272
Expenses	213,965	209,849

Operating income	411,145	288,423

Non-operating income and expense	8,569	20,493

Income before income taxes	419,714	308,916
Income tax provision(6)	(128,634)	(123,566)

Net Income	$291,080	$185,350

Notes:

(1)	Eliminate clearing services provided to CBOT prior to the merger.
(2)	Add amortization of intangible assets recorded in purchase of CBOT.
(3)	Reverse effect of restructuring, accelerated depreciation, integraton and legal expenses related to the merger with CBOT. Also removes CBOT merger-related transaction costs that were expensed.
(4)	Reverse impact of exercise right guarantee associated with CBOT merger.
(5)	Transaction costs related to establishing the investment in BM&F during the first quarter.
(6)	Includes tax benefit of $38.6 million due to a change in Illinois state tax treatment for apportionment of revenues sourced within the state.

CME Group Inc.

Quarterly Operating Statistics

(Pro forma for periods prior to 4Q 2007)

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	1Q 2008
Trading Days	62	64	63	64	61

Average Daily Volume (ADV) (in thousands, average daily volumes combined for entire period)

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	1Q 2008
Product Line
Interest rates	6,671	6,670	8,060	6,290	8,251
Equity E-mini	2,107	2,127	3,057	2,817	3,628
Equity standard-size	197	180	202	166	201
Foreign exchange	555	527	635	561	640
Commodities & alternative investments	789	818	716	740	949

Total	10,320	10,322	12,670	10,574	13,669

Venue
Open outcry	2,312	2,297	2,652	1,876	2,336
Electronic (excluding TRAKRS)	7,846	7,838	9,806	8,528	11,097
Privately negotiated	162	188	212	169	236

Total	10,320	10,322	12,670	10,574	13,669

Average Rate Per Contract (RPC) (in thousands, rate per contract generated from combined average daily volumes for entire period)

	1Q 2007	2Q 2007	3Q 2007	4Q 2007	1Q 2008
Product Line
Interest rates	$0.519	$0.516	$0.519	$0.530	$0.505
Equity E-mini	0.712	0.700	0.673	0.687	0.684
Equity standard-size	1.387	1.334	1.451	1.427	1.506
Foreign exchange	1.106	1.090	0.951	0.985	0.927
Commodities & alternative investments	0.952	1.034	1.032	1.074	1.119

Average RPC (excluding TRAKRS)	$0.640	$0.639	$0.622	$0.648	$0.630

Venue
Open outcry	$0.498	$0.492	$0.473	$0.517	$0.553
Electronic (excluding TRAKRS)	0.630	0.626	0.613	0.629	0.609
Privately negotiated	3.130	2.948	2.878	3.057	2.345

Note: All volume and rate per contract data prior to 4Q 2007 is based upon pro forma results. All data excludes our non-traditional TRAKRS products, for which CME Group receives significantly lower clearing fees than other CME Group products. Additionally, all data excludes Swapstream products and CME Group Auction Markets products while the CME Group Auction Market products were available prior to July 2007.